EXHIBIT 4.1

                                Interactive Data
                                 14 West Street
                               New York, NY 10005

                                January 8, 1999

Van Kampen Funds Inc.
One Parkview Plaza
Oakbrook Terrace, IL 60181

          Re:   Van Kampen Focus Portfolios
                The Dow Strategic 10 Trust, January 1999 Series The Dow Strategic 10 Trust, January 1999 Traditional Series The Dow Strategic 5 Trust, January 1999 Series The Dow Strategic 5 Trust, January 1999 Traditional Series Strategic Picks Opportunity Trust, January 1999 Series EAFE Strategic 20 Trust, January 1999 Series Euro Strategic 20 Trust, January 1999 Series Pacific Strategic 10 Trust, January 1999 Series (A Unit Investment Trust) Registered Under the Securities Act of 1933, File No. 333-68659

Gentlemen:

         We have examined the Registration Statement for the above captioned
Fund.

         We hereby consent to the reference in the Prospectus and Registration Statement for the above captioned Fund to Interactive Data Corporation, as the Evaluator, and to the use of the Obligations prepared by us which are referred to in such Prospectus and Registration Statement.

         You are authorized to file copies of this letter with the Securities and Exchange Commission.

                                        Very truly yours,

                                        James Perry
                                        Vice President